Exhibit 10.1.2
HEALTH GRADES, INC.
Grant Notice of Restricted Stock Award
Health Grades, Inc., a Delaware corporation (the “Company”), hereby awards to Grantee the number of shares of the Company’s common stock, $.001 par value per share (“Common Stock”), set forth below (“Stock Award”). This Stock Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A and the Health Grades, Inc. 2006 Equity Compensation Plan, as amended from time to time (the “Plan”). Capitalized terms used herein without definition have the meanings given them in the Restricted Stock Agreement and the Plan, as applicable.

Grantee:	NAME
Date of Grant:	DATE
Number of Shares Subject to Award:	NUMBER
Restriction Period Vesting Schedule:	SCHEDULE NAME
The Restricted Shares subject to this Stock Award are restricted and forfeitable except as otherwise provided herein, in the Restricted Stock Agreement and the Plan; provided that the Restriction Period shall lapse as to the percentage of shares set forth below if the Grantee remains employed by, or provides services to, the Employer as of the dates set forth below:
First anniversary date of Stock Award: XX%
Second anniversary date of Stock Award: XX%
Third anniversary date of Stock Award: XX%
Fourth anniversary date of Stock Award: XX%
Additional Terms/Acknowledgements: The undersigned Grantee acknowledges receipt of, understands and agrees to be bound by the terms and provisions of, this Grant Notice, the Restricted Stock Agreement and the Plan. Grantee further acknowledges that as of the Date of Grant, this Grant Notice and the Restricted Stock Agreement set forth the entire understanding between Grantee and the Company regarding the Stock Award and supersede all prior oral and written agreements or understandings on that subject.

HEALTH GRADES, INC.		Grantee:

By:

	Signature		Signature

Title:		Date:

Date:

Exhibit A
HEALTH GRADES, INC.
Restricted Stock Agreement
This Restricted Stock Agreement (this “Agreement”) is attached as Exhibit A to a Grant Notice of Restricted Stock Award (the “Grant Notice”), pursuant to which Grantee has been informed of the basic terms of a restricted stock award by the Company. By his or her acceptance of the Grant Notice, Grantee has agreed to be bound by the terms and conditions of this Agreement. Capitalized terms used, but not defined, herein shall have the meaning ascribed to them in the Grant Notice or the Health Grades, Inc. 2006 Equity Compensation Plan, as amended from time to time (the “Plan”), as applicable.
A. The Company desires to give Grantee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting Grantee a Stock Award consisting of restricted shares of Common Stock of the Company (the “Shares”), on the terms and conditions and subject to the restrictions set forth herein and in the Grant Notice; and
B. The Company and Grantee desire to enter into this Agreement to set forth the terms and conditions of such grant.
NOW, THEREFORE, the Company and Grantee mutually agree as follows:
1. Grant of Restricted Stock.
(a) Subject to the terms and conditions of this Agreement and the Plan, the Company has granted to Grantee the number of Shares specified in the Grant Notice. Such Shares are subject to the restrictions provided for in this Agreement and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share.”
(b) Each Restricted Share shall be evidenced by a duly issued stock certificate (which may represent more than one Restricted Share) registered in the name of Grantee. Grantee shall have all rights of a stockholder of the Company with respect to each Restricted Share (including the right to receive dividends and other distributions, if any). However, all restrictions provided for in this Agreement shall apply to each Restricted Share and to any other securities distributed with respect to such Restricted Share. Except as provided in a Grant Notice, no Restricted Share may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such Restricted Share has vested in Grantee in accordance with all terms and conditions of this Agreement and the Grant Notice. Each Restricted Share shall remain restricted and subject to forfeiture to the Company unless and until such Restricted Share has vested in Grantee in accordance with all of the terms and conditions of this Agreement and the Grant Notice. Each stock certificate evidencing any Restricted Share may contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Company in its sole discretion. The Company may, in its sole discretion, retain custody of any such certificate throughout the Restriction Period and require, as a condition to issuing any such certificate, that Grantee tender to the Company a stock power duly executed in blank relating to such custody.

2. Normal Vesting. If Grantee remains continuously employed by, or provides services to, the Employer, then the Restriction Period shall lapse and the Restricted Shares shall vest in accordance with the Restriction Period Vesting Schedule set forth in the Grant Notice.
3. Accelerated Vesting. Notwithstanding Section 2 of this Agreement, if Grantee has been continuously employed by the Employer through the date immediately prior to the occurrence of a Change in Control as defined in Section 5 of this Agreement, the Restriction Period shall lapse and the Restricted Shares shall vest immediately upon such Change in Control and payment for or other disposition of the Shares shall be governed by Section 14 of the Plan.
4. Issuance of Unrestricted Shares. Upon the vesting of any Restricted Shares, such vested Restricted Shares shall no longer be subject to forfeiture as provided in Section 6 of this Agreement, but shall continue to be subject to the provisions of Section 8 of this Agreement.
5. Change in Control. A “Change in Control” of the Company shall have the meaning given such term in the Plan.
6. Forfeiture. If (i) Grantee’s employment with the Employer is terminated for any reason, whether by the Employer with or without cause, voluntarily or involuntarily by Grantee or otherwise, (ii) Grantee attempts to transfer or otherwise dispose of any of the Restricted Shares or the Restricted Shares become subject to attachment or any similar involuntary process, in violation of this Agreement, or (iii) other restrictions or conditions set forth in the Grant Notice are not met, then any Restricted Shares that are subject to a Restriction Period and have not previously vested (including pursuant to Section 3 of this Agreement) shall immediately be forfeited by Grantee to the Company, Grantee shall thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, Grantee shall immediately return to the Company any and all certificates representing Restricted Shares so forfeited. Additionally, Grantee shall deliver to Company a stock power duly executed in blank relating to any and all certificates representing Restricted Shares forfeited to the Company in accordance with the previous sentence or, if such stock power has previously been tendered to the Company, the Company shall be authorized to deem such previously tendered stock power delivered, and the Company shall be authorized to cancel any and all certificates representing Restricted Shares so forfeited and issue and deliver to Grantee a new certificate for any Shares which vested prior to forfeiture.

7. Lock-Up. If requested by the Company in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), Grantee shall not sell or otherwise transfer any securities of the Company during the 180-day period (or such other period as may be requested in writing by the managing underwriter of such offering and agreed to in writing by the Company) (the “Market Standoff”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restrictions shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff.
8. Transfer Restrictions.
(a) Grantee understands that, notwithstanding the lapse of the Restriction Period and vesting of the Restricted Shares under Sections 2 and 3 of this Agreement, none of the Shares issued to Grantee pursuant to this Agreement has been registered under the Securities Act, or any state securities laws, in reliance upon exemptions from registration. The Restricted Shares therefore cannot be sold unless they are subsequently registered under the Securities Act or Grantee obtains an opinion of counsel satisfactory to the Company that such sale may be effected without violation of applicable federal or state securities laws.
(b) The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares shall have been so transferred.
9. Limitation on Change in Control Payments. Notwithstanding anything in this Agreement to the contrary, if, with respect to Grantee, the acceleration of the vesting of Restricted Shares as provided in Section 3 of this Agreement (which acceleration could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)), together with any other payments which Grantee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to Grantee shall be reduced to the largest amount as shall result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code. Without limiting the prior sentence, Grantee shall have the discretion to determine which “payments” shall be reduced so that no portion of such “payments” are subject to the excise tax imposed by Section 4999 of the Code.
10. Employment. This Agreement shall not give Grantee any right to continued employment with the Employer, and the Employer employing Grantee may terminate such employment or otherwise treat Grantee without regard to the effect it may have upon Grantee or any Restricted Shares under this Agreement.

11. Tax Withholding. The parties hereto recognize that the Employer may be obligated to withhold federal and state income taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that Grantee elects under Section 83(b) of the Code to report the receipt of the Restricted Shares as income in the year of receipt, upon Grantee’s receipt of the Restricted Shares. Grantee agrees that, at such time, if the Employer is required to withhold such taxes, Grantee shall promptly pay in cash upon demand to the Employer having such obligation, such amounts as shall be necessary to satisfy such obligation.
12. Tax Consequences. Grantee understands that the acquisition and vesting of the shares may have adverse tax consequences that may avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”). Such election must be filed within thirty (30) days after the Date of Grant. GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.
13. Miscellaneous. This Agreement shall be binding in all respects on Grantee’s heirs, representatives, successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by Grantee and the Company.